Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: February 17, 2005

Issuer Name and Ticker Symbol: Trio Tech International (TRT)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Trio Tech International.

ZEFF HOLDING COMPANY, LLC                   ZEFF CAPITAL PARTNERS I, L.P

                                            By: Zeff Holding Company, LLC,
                                                 as general partner

By: /s/ Daniel Zeff                             By: /s/ Daniel Zeff
    -----------------------------                   ----------------------------
    Name:  Daniel Zeff                              Name:  Daniel Zeff
    Title: Manager                                  Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    -----------------------------
    Name:  Dion R. Friedland
    Title: Director